UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

NiSource Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-16189

Delaware	35-2108964
(State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2012, NiSource Finance Corp. (“NiSource Finance”), as borrower, and NiSource Inc. (the “Company”), as guarantor, entered into an Amended and Restated Revolving Credit Agreement (the “Agreement”) with the lenders party thereto, Barclays Bank PLC, as Administrative Agent, Credit Suisse AG, Cayman Islands Branch, as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ Ltd., Citibank, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Barclays Bank PLC, Credit Suisse Securities (USA) LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners. The Agreement amends NiSource Finance’s existing $1.5 billion Revolving Credit Agreement to extend the term by approximately two years, from March 3, 2015 until May 15, 2017, and to reduce the applicable margin component of the interest rate calculation. Other than extending the term and reducing the applicable margin, the Agreement substantially restates the existing Revolving Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 18, 2012	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary